Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Shire Pharmaceuticals Group, plc Registration Statement on Form S-8 (No. 333-91552) of our report dated June 28, 2006, appearing in this Annual Report on Form 11 K of the Shire Pharmaceuticals Inc. 401(k) Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 28, 2006